UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 21, 2016

Starwood Hotels & Resorts Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-7959 (Commission File Number)	52-1193298 (I.R.S. Employer Identification No.)

One StarPoint, Stamford, Connecticut (Address of principal executive offices)	06902 (Zip Code)

Registrant’s telephone number, including area code:  (203) 964-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 21, 2016, Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”) and Interval Leisure Group, Inc. (“ILG”) issued a joint press release announcing entry by ILG into a closing agreement with the Internal Revenue Service (the “IRS”) in connection with ILG’s acquisition of Vistana Signature Experiences, Inc. (“Vistana”) immediately after the spin-off of Vistana from Starwood on May 11, 2016. The closing agreement with the IRS concludes that (i) the Vistana common stock received by Starwood common stockholders in the spin-off and acquired by ILG in the acquisition is considered regularly traded on an established securities market for purposes of Sections 897 and 1445 of the Internal Revenue Code (collectively, “FIRPTA”) and (ii) no withholding was required by ILG under FIRPTA on the transfer of ILG common stock to Starwood common stockholders as part of the acquisition. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference into this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

  (d)                           Exhibits

99.1                        Press Release, dated June 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starwood Hotels & Resorts Worldwide, Inc.

	By:	/s/ Kristen W. Prohl
Name: Kristen W. Prohl
Title: Vice President, Chief Regulatory Counsel

Date: June 21, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 21, 2016.